Exhibit 23.2


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 24, 1998 relating to the financial statements and financial statement schedule of Applied Cellular Technology, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/S/ Rubin, Brown, Gornstein & Co. LLP
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Rubin, Brown, Gornstein & Co. LLP
St. Louis, Missouri
May 13, 1999